EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 13, 2006 to this Amendment No. 1 to the Registration Statement on Form SB-2 and related prospectus of Unicorp, Inc. for the registration of shares of its common stock.

/s/ Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.
Houston, Texas
October 20, 2006